EXHIBIT 10.3

AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
Dated as of June 21, 2017
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT among AON PLC, a public limited company organized under the laws of England and Wales (the “Parent”), AON CORPORATION, a Delaware corporation (“Aon Corporation”), AON UK LIMITED, a private limited company organized under the laws of England and Wales (“Aon UK”, and together with the Parent and Aon corporation, the “Borrowers”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
1.    The Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of February 2, 2015 (the “Credit Agreement”); and
2.    The Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement, and the Lenders whose signatures appear below, constituting at least the Required Lenders, are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Credit Agreement.
SECTION 2.     Amendments to the Credit Agreement. (%2) Section 1.1 of the Credit Agreement is hereby amended as follows:
(i)    The definition of “Alternate Base Rate” is hereby amended by adding to the end of clause (c) thereof the following proviso:
provided, that if the rate referenced in this clause (c) is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
(ii)    The first paragraph of the definition of “Consolidated Adjusted EBITDA” is hereby amended and restated in its entirety to read as follows:
“Consolidated Adjusted EBITDA” means, for any Measurement Period, Consolidated Net Income for such period plus, to the extent deducted from revenues

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in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary losses, (vi) the non-cash portion of pension expense, (vii) restructuring related cash and non-cash fees, charges and expenses paid or incurred by the Parent or any Subsidiary (including employee termination costs, technology realization costs, real estate consolidation costs, asset impairments) in connection with the “Restructuring Plan” described in the Quarterly Report on From 10-Q filed by the Parent with the SEC for the quarterly period ended on March 31, 2017 and (viii) acquisition related cash and non-cash fees, charges and expenses paid or incurred by the Parent or any Subsidiary (including costs of issuance or repayment of debt, issuance of equity interests, refinancing transactions, modification or amendment of any debt instrument or restructuring expenses, charges or reserves) (including any transaction undertaken but not completed), in an aggregate amount not to exceed $75,000,000 for the period from the Effective Date through the latest Facility Termination Date, minus, to the extent included in Consolidated Net Income, extraordinary gains, all calculated, for the Consolidated Group, in each case on a consolidated basis; provided that, notwithstanding the foregoing provisions of this definition, no amounts shall be added pursuant to clauses (i) through (viii) for any losses, costs, expenses or other charges resulting from the settlement of any Disclosed Claims or any payments in respect of any judgments or other orders thereon or any restructuring or other charges in connection therewith or relating thereto.
(iii)    The definition of “Federal Funds Effective Rate” is hereby amended by (i) deleting the phrase “arranged by Federal funds brokers” and (ii) adding to the end thereof the following proviso:
provided, that if the Federal Funds Effective Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
(iv)    The following new defined terms are hereby inserted in the appropriate alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a

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subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)	A new Section 9.14 is added to read as follows:
9.14. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any other Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will

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be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Note; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
SECTION 1.     Representations and Warranties. The Borrowers hereby represent and warrant to the Administrative Agent and to each of the Lenders, as of the date hereof (as defined below), that:
(a)     The execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action. This Amendment has been duly executed and delivered by each Borrower and this Amendment and the Credit Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of each Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)     The representations and warranties contained in Article V of the Credit Agreement (other than Section 5.6 and 5.8(a) thereof)) are true and correct (in all respects to the extent qualified by “material” or “material adverse effect” and in all material respects to the extent not so qualified), both immediately before and immediately after giving effect to this Amendment (or, to the extent that any such representation and warranty specifically refers to an earlier date, as of such earlier date).
(c)     There exists no Default or Unmatured Default and none would result from this Amendment.
SECTION 2.     Effectiveness. This Amendment shall become effective as of the date hereof so long as the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Borrowers and Lenders constituting at least the Required Lenders.
SECTION 3.     Effect of Amendment. (%2) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification

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or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(a)     On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 1.     Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SECTION 2.     Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be as effective as delivery of a manually executed counterpart of this Amendment.
SECTION 3.     Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

AON PLC,
by

Name: Title:

AON CORPORATION,
by

Name: Title:

AON UK LIMITED,
by

Name: Title:

CITIBANK, N.A., individually and as Administrative Agent,
by

Name: Title:

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Name of Institution:
by

Name: Title:

Name of Institution:
by

Name: Title:

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